UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 25, 2005

VendingData Corporation
(Exact name of registrant as specified in its charter)

Nevada	00-32161	91-1696010
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6830 Spencer Street, Las Vegas, Nevada	89119
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 733-7195

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Section 5 — CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02     Departure of Directors or Principal Officers; Election of Directors; Appointment of Officers.

          VendingData Corporation (the “Company”) announced today the resignation of President and Chief Executive Officer Steven J. Blad on Friday, March 25, 2005. Mr. Blad also yielded his seat on the Company’s Board of Directors. In his capacity as executive director of the Company’s Board of Directors, Mark R. Newburg will oversee all aspects of the Company’s business. Mr. Blad will continue in a consulting role for a period of time to assist in the transition.

          Mr. Newburg is currently President and Chief Executive Officer of VirtGame Corp., a provider of innovative server-based software solutions to the gaming industry, which on February 22, 2005, agreed to be acquired by Progressive Gaming International Corporation. Mr. Newburg will maintain his role with VirtGame Corp. to assist the company until the acquisition is completed, which is expected to occur during the second quarter of 2005.

          A copy of the press release reporting the foregoing is attached to this Current Report as Exhibit 99.1. The press release may also be found in the “Investors” heading under the “Press Releases” section of the Company’s web site at www.vendingdata.com.

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SECTION 9 — FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01       Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.

Exhibit 99.1	Press Release dated March 28, 2005 and entitled “VendingData™ President and CEO Steven J. Blad Resigns”

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SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VENDINGDATA CORPORATION (Registrant)

Date: March 28, 2005	By:	/s/ Douglas H. Caszatt
Its:	Douglas H. Caszatt Acting Chief Financial Officer and Secretary

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EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated March 28, 2005 and entitled “VendingData™ President and CEO Steven J. Blad Resigns.”

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